Exhibit 99

         REVOCABLE                                           REVOCABLE
           PROXY                                               PROXY
                              VALENCIA BANK & TRUST

                  PROXY FOR THE SPECIAL MEETING OF SHAREHOLDERS
                           TO BE HELD OCTOBER 30, 2002
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                    AND MAY BE REVOKED PRIOR TO ITS EXERCISE

The undersigned hereby appoints LOUIS A. GARASI, RICHARD B. KEYSOR AND WILL J. STAATS, and each of them, the attorneys, agents and proxies of the undersigned, with full powers of substitution to each, to attend and act as proxy or proxies of the undersigned at the Special Meeting of Shareholders of Valencia Bank & Trust to be held in the Newhall Room of the Hyatt Valencia, 24500 Town Center Drive, Valencia, California 91355, on Wednesday, October 30, 2002 at 8:00 a.m., or any adjournment thereof, and to vote as specified herein the number of shares which the undersigned, if personally present, would be entitled to vote.

     1. Proposal to approve the merger agreement among UnionBanCal Corporation, Union Bank of California, N. A. and Valencia Bank & Trust, as stated in the proxy statement/prospectus dated __________, 2002, as a result of which Valencia Bank & Trust will be merged into Union Bank of California, N.A.

                          FOR        AGAINST        ABSTAIN
                   -------     ------         ------

     2. Other Business. To transact such other business as may properly come before the Special Meeting of Shareholders and any adjournments thereof.



Important -- Please Sign on Other Side




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


                                                  [REVERSE SIDE]

Please Sign and Date Below.

The board of directors recommends a vote "FOR" Proposal 1. The proxy confers authority to vote and shall be voted in accordance with such recommendation unless a contrary instruction is indicated, in which case the shares represented by the proxy will be voted in accordance with such instruction. IF NO INSTRUCTION IS SPECIFIED with respect to a matter, the shares represented by the proxy will be voted in accordance with the recommendation of the board of directors. If any other business is presented at the meeting, this proxy confers authority to and shall be voted in accordance with the discretion of the proxies.


                                                --------------------------------
                                                      (Number of Shares)

                                                --------------------------------
                                                            Dated

                                                --------------------------------
                                                      (Please Print Name)

                                                --------------------------------
                                                    (Signature of Shareholder)

                                                --------------------------------
                                                       (Please Print Name)

                                                --------------------------------
                                                   (Signature of Shareholder)


MAILING LABEL SPACE



                                                  (Please date this Proxy and
                                                   sign your name as it appears
                                                   on your stock certificates.
                                                   Executors, administrators,
                                                   trustees, etc., should give
                                                   their full titles.  All joint
                                                   owners should sign.)

                                                   Please indicate if you are
                                                   planning to attend the
                                                   Meeting.

                                                   I (We) do      do not
                                                            ------      -------
                                                   expect to attend the Meeting.
                                                   Number of Persons ___________



THIS PROXY MAY BE REVOKED PRIOR TO ITS EXERCISE BY FILING, WITH THE CORPORATE SECRETARY OF VALENCIA BANK & TRUST, A DULY EXECUTED PROXY BEARING A LATER DATE OR AN INSTRUMENT REVOKING THIS PROXY, OR BY ATTENDING THE MEETING AND ELECTING TO VOTE IN PERSON AND SO ADVISING THE CORPORATE SECRETARY OF VALENCIA BANK & TRUST.


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